Exhibit 3.1

I 11 : 42 : 26a . m . 11 - 07 - 2025 I 6 I 18886118813 To : Page : 6 of 6 2025 - 11 - 07 19:42 : 46 GMT Docusign Envelope ID . EAAB8516 - 8369 - 4C74 - 86D8 - 01 OCC36335B1 Exhibit A 18886118813 Premier Air Charter Holdings lnc. CERTIFICATE OF AMENDMENT TO DESI.GNATIONS OF PRE . FERENCES AND RIGHTS OF SERIES A PREFERRED STOCK OF PREMIER AIR CHARTER HOLDINGS INC., A NEVADA CORPORATION Pursuant to a resolution of the board of directors of Premier Air Charter Holdings Inc . ( " Cor : poration") , a corporation organized and existing under the laws of the State of Nevada, and the authority contained in the Certificate of Designation of Preferences and Rights of Series A Preferred Stock ("Certificate") and Section 78 . 1955 of the Nevada Revised Statutes ("NRS") , the Certificate is hereby amended as follows : FIRST : Section I of the Certificate is hereby amended and restated in its entirety to state as follows : 1 . Designation and Authorized Shares . Premier Air Charter Holding s Inc . (the " Corporation " ) shall be authorized to issue 155 , 000 shares of Series A Preferred Stock , par value $ 0 . 001 per s hare (the " Series A Preferred Stock") . IN WITNESS WHER E OF, the undersigned has executed this Certificate of Amendment to the Certificate of Designation , Powers , Preferences and Rights of Series A Preferred Stock this 29 th day of October 2025 . PREMIER AIR CHARTER HOLDINGS TNC . By : � ss � wJ.it - Ross Gourdie President , Secretary From : Vcorp Services, LL<